SETTLEMENT AGREEMENT AND
GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release ("Agreement") is made and entered into as of November 4, 2011, by and between Deal A Day Group Corp., (f/k/a Avisio, Inc.) a Nevada corporation ("DADG"), the Majority Shareholder of DADG, the Albanna Family Trust, ("Albanna"), and Alma Bailante Real Estate Inc. ("Alma"). DADG, Albanna, and Alma are sometimes referred to herein as "Party" or "Parties".

RECITALS

A. Whereas, DADG and Alma are parties to a certain secured promissory note (the "Note") totaling an aggregate amount of two million one hundred forty five thousand nine hundred sixty two dollars ($2,145,962), including all principal and interest due thereunder (the "Debt"), entered into and made effective on December 31, 2008;

B. Whereas, Alma has agreed to release and forever discharge one million two hundred thousand ($1,200,000) of the Debt in exchange for four million six hundred sixty six thousand nine hundred twenty nine (4,666,929) shares of common stock of DADG currently beneficially owned by Albanna (the "Albanna Shares") and twelve million (12,000,000) shares of common stock of DADG (new issues from DADG's authorized shares) (the "DADG Shares) (the Albanna Shares and DADG Shares together are (the "Shares");

C. Whereas, the remaining nine hundred forty five thousand nine hundred sixty two dollars ($945,962) of the Debt shall be evidenced by a new Unsecured Promissory Note (the "New Note"), a form of which is attached hereto as Exhibit A, which shall be executed in conjunction with this Agreement;

D. Whereas, any and all security interest held by Alma in relation to the Debt shall be released and forever discharged, specifically Alma shall release and forever discharge any collateralized interest Alma has, in and to, the remaining shares of DADG held by the Albanna Trust following the satisfaction of the terms and conditions hereof;

E. Whereas, Mr. Amro Albanna ("Mr. Albanna"), is currently the CEO, President and sole director of DADG and a beneficiary of the Albanna Family Trust;

F. Whereas, as part of the cancellation of the Debt hereunder, Mr. Albanna and DADG shall undertake to have those certain issued stock options in DADG, as specifically set forth on Exhibit A hereto, re-priced from the existing strike price to a strike price of $0.50 per share and to reset the existing expiration dates to an expiration date of July 31, 2016; and,

G. Whereas, as a result of negotiations between DADG and Alma, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, Alma and DADG wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today that relate to the Debt.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

AGREEMENT

A. **Recitals**. The foregoing recitals are true and correct and incorporated by reference herein.

B. **Satisfaction of the Original Note.**

1. Transfer of Shares. Amro, the Albanna Trust and DADG shall undertake to have transferred to Alma, within forty five (45) days from the date hereof, such certificate or certificates

necessary to duly transfer ownership of the Shares to Alma (the "Transfer"), as follows:

(a) Albanna Trust. The Albanna Trust shall transfer and convey four million six hundred sixty six thousand nine hundred twenty nine (4,666,929) shares of DADG common stock to Alma; and,

(b) DADG. DADG shall issue to Alma twelve million (12,000,000) shares of DADG common stock, such shares shall be issued from DADG's treasury.

2. The New Note. In conjunction with the execution of this Agreement, DADG shall execute that New Note in favor of Alma.

3. Cancellation of Debt. Upon execution of this Agreement, the New Note and the delivery of the Shares, the Debt shall be deemed fully paid and satisfied and any agreements relating thereto (except this Agreement and the New Note) shall be immediately cancelled and be of no further force and effect.

4. Release of Collateral. Alma shall release and forever discharge any collateralized interest Alma has, in and to, the remaining shares of DADG held by the Albanna Trust following the satisfaction of the terms and conditions as set forth in this Agreement.

5. Option Re-Pricing. Those certain previously issued stock options in DADG, as specifically set forth on Exhibit B hereto, shall be re-priced from the existing strike price to a strike price of $0.50 per share and the existing expiration dates shall be amended to to a new expiration date of July 31, 2016.

C. The Shares.

1. Restricted Securities. Alma understands that the Shares have not been registered under the Securities Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. In the absence of an effective registration statement or an exemption therefrom covering the Shares, Alma will sell or transfer, or otherwise dispose of, the Shares to be acquired by Alma only in a manner consistent with Alma's representations and agreements set forth herein and any applicable federal and state securities laws.

2. Legends. It is understood that the certificates evidencing the Shares will bear the following legend:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES, AND SUCH OTHER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR, UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

(b) Any legend required by the securities laws ("Blue Sky") of any state.

The legend referred to in clause (a) above shall be removed by DADG from any certificate at such time as the holder of the securities represented by the certificate delivers an opinion of counsel reasonably satisfactory to DADG to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares (the "Holder") satisfies the requirements of Rule 144 or such other substantially similar rule promulgated under the Securities Act then in effect under the Securities Act; provided, that DADG has received from the Holder a written representation that (i) such Holder is not an affiliate of DADG and has not been an affiliate during the preceding three months, (ii) such Holder has beneficially owned the Shares represented by the certificate for a period of at least six months (or the period of time then required by Rule 144 or such other substantially similar rule promulgated under the Securities Act then in effect), and (iii) such Holder otherwise satisfies the requirements of Rule 144 as then in effect with respect to such Shares.

D. **Notices**. All notices, approvals, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by overnight mail delivery or sent by certified first class mail, postage prepaid, deposited in the United States mail, and properly addressed to the Party at its address set forth on the signature page hereto, or at any other address that such Party may designate by written notice to the other Parties. Notice shall be effective immediately upon personal delivery, after five (5) calendar days if made by regular mail or after two (2) business days if given by overnight mail or by facsimile.

E. **Mutual Release**. The Parties, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the transactions contemplated hereby.

F. **Release of Unknown Claims Arising from Actions**. The Parties acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish any and all rights and benefits which they may have under, or which may be conferred upon them by the provisions of Section 1542 of the California Civil Code, as well as under any other similar state or federal statute or common law principle, with respect to all claims alleged, or that could have been alleged, including without limitation any and all claims relating to or arising out of the transactions contemplated hereby. The Parties acknowledge that such waiver shall not prevent the Parties from seeking damages against the other Parties resulting from a breach of this Agreement.

G. **Representation of Comprehension of Document, Undertakings and Representations and Warranties.**

1. In entering into this Agreement, the Parties hereto represent that they have read the contents of this Agreement, that the terms of this Agreement have been explained to them by their attorney, that those terms are fully understood and voluntarily accepted by them, that they have relied upon the legal advice of their respective attorney, who is an attorney of their own choosing, and that hereafter no such Party shall deny the validity of this Agreement on the ground that he, she or it did not have adequate advice of counsel.

2. Each Party to this Agreement has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining thereto as it deems necessary. In entering into this Agreement provided for herein, each Party assumes the risk of any misrepresentation, concealment, or mistake. If any Party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue, or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the Parties hereto, regardless of any claims of misrepresentation, promise made without the intention of performing, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

3. Each Party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Parties to fully, finally, and forever settle and release all such matters and claims relative thereto, which do now exist, may exist, or heretofore have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

H. <u>Disclaimer of Liability</u>. It is understood and agreed that this Agreement is a compromise of disputed claims by and between DADG and Alma, and that neither the release specified herein nor the negotiation of this Agreement shall be considered as admissions of any liability whatsoever.

I. <u>Non-Disparagement</u>. The Parties agree that they will not make any derogatory statements, either oral or written, or otherwise disparage each other, their products, services, work and/or employment, and will take all reasonable steps to prevent others from making derogatory or disparaging statements on their behalf.

J. <u>Entire Agreement; No Oral Modification</u>. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

K. <u>Confidentiality of Entire Agreement</u>. The Parties and their attorneys, and each of their agents or persons acting for them, are prohibited from disclosing the nature and substance of the claims involved, settlement terms and conditions, and the history, background, negotiations, terms and conditions of all settlements with any individual other than their attorneys of record and/or advisers for income tax or other legal purposes. The Parties may make such disclosures to their attorneys or to any other person or entity such as accountants, auditors or insurers, shareholders, or any other similar entity or individual to whom such disclosure is required in the ordinary course of the business, or to any potential financing source, acquirer, investor or partner of DADG, or to anyone to whom disclosure is required by subpoena or other legal process or operation of law.

L. <u>Authority to Execute</u>. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is

authorized to execute this Agreement on behalf of said entity.

M. **Warranty Against Assignment**. The Parties represent and warrant to each other that they have not and will not encumber, assign or transfer or purport to encumber, assign or transfer, in whole or in part, to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, expense, damage, action or cause of action herein released or settled.

N. **Construction of Agreement**. The Parties and their counsel have reviewed and negotiated this Agreement, and the normal rule of construction, to the effect that any ambiguities in an agreement are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

O. **Voluntary Agreement**. The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

P. **Counterparts**. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

Q. **Further Assurances.** Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

R. **Governing Law.** This Agreement is being executed and delivered, and is intended to be performed, in the State of Nevada, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to conflict of law principles. This Agreement shall be deemed made and entered into in Clark County, State of Nevada, United States of America; however, it is intended to resolve all claims, known or unknown, between the Parties in any jurisdiction.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated: November 4, 2011

DADG: Deal a Day Group Corp.

By: ____________________
Name: Amro Albanna
Title: Chief Executive Officer
Address: 1650 Spruce St., Suite 500
Riverside, CA 92507

Dated: November 4, 2011

Albanna: Albanna Family Trust

By: ____________________
Name: Amro Albanna
Address: 1650 Spruce St., Suite 500
Riverside, CA 92507

Dated: November 4, 2011

Alma: Alma Bailante Real Estate Inc.

By: ____________________
Name: HOUMAYOUN ERSHADI
Title: DIRECTOR
Address:

EXHIBIT A
FORM OF

PROMISSORY NOTE

PRINCIPAL AMOUNT:	$945,962
INTEREST RATE:	10.00% SIMPLE INTEREST
BORROWER:	DEAL A DAY GROUP CORP.
LENDER:	ALMA BAILANTE REAL ESTATE INC.
MATURITY DATE:	ON OR BEFORE DECEMBER 31, 2012.
PAYMENT DUE:	DUE AND PAYABLE ON OR BEFORE THE MATURITY DATE.

THIS UNSECURED PROMISSORY NOTE (THE "NOTE") IS EXECUTED IN CONJUNCTION WITH AND IS TO BE CONSTRUED IN ACCORDANCE WITH THAT CERTAIN SETTLEMENT AGREEMENT ("SETTLEMENT AGREEMENT") BY AND BETWEEN THE PARTIES HERETO EXECUTED ON EVEN DATE HEREOF.

1. **Principal Repayment**. For value received, Deal a Day Group Corp. (f/k/a Avisio, Inc.), a Nevada corporation (the "Borrower") hereby unconditionally promises to pay to the order of Alma Bailante Real Estate Inc. (the "Lender"), the principal amount of nine hundred forty five thousand nine hundred sixty two ($945,962) (the "Principal"), with simple interest accruing at an annual rate of ten percent (10%) on or before the Maturity Date.

2. **Maturity Date**. The Principal and accrued interest shall be due and payable on or before December 31, 2012.

3. **Default**. Borrower will be in default if any of the following occur:

   (a) Borrower fails to make any payment when due;

   (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note; and,

   (c) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any Bankruptcy or insolvency laws:

4. **Borrower's Right to Prepay**. Borrower may pay without penalty, all or a portion of the amount owed earlier that it is due.

5. **Waiver of Demand, Presentment, etc**. The Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

6. **Payment**. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Lender, at the principal office of the Lender or such other place or places or designated accounts as may be reasonably specified by the Lender of this Note in a written notice to the Borrower at least one (1) business day prior to payment.

7. **Assignment**. The rights and obligations of the Borrower and the Lender of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

8. **Waiver and Amendment**. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Lender

9. **Notices**. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Borrower at the address or facsimile number set forth herein or to the Lender at its address or facsimile number set forth in the records of the Borrower. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

10. **Severability**. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

11. **Headings**. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, this Promissory Note is executed as of November 4, 2011.

BORROWER

DEAL A DAY GROUP CORP.

By: Amr Albanna
Its: CEO

LENDER

ALMA BAILANTE REAL ESTATE INC.

Exhibit B

Optionee	Date of Grant	Exercise Price	Issued Under	Term	Amount
Amro Albanna	6/1/2009	$ 0.40	ESOP	10yrs	750,000
Amro Albanna	10/23/2009	$ 0.40	ESOP	10yrs	750,000
Dale Hutchins	6/1/2009	$ 0.40	ESOP	10yrs	450,000
Albert Cervantes	6/1/2009	$ 0.40	ESOP	10yrs	300,000
Steve Abbott	6/1/2009	$ 0.40	ESOP	10yrs	500,000
Albert Cervantes	4/19/2010	$ 0.40	ESOP	10yrs	75,000
Albert Cervantes	4/19/2010	$ 0.26	ESOP	10yrs	175,000
Steve Abbott	4/19/2010	$ 0.26	ESOP	10yrs	175,000
Dale Hutchins	4/19/2010	$ 0.26	ESOP	10yrs	175,000
Amro Albanna	6/10/2010	$ 0.26	ESOP	10yrs	38,000
Dale Hutchins	6/10/2010	$ 0.26	ESOP	10yrs	38,000
Albert Cervantes	6/10/2010	$ 0.26	ESOP	10yrs	38,000
Steve Abbott	6/10/2010	$ 0.26	ESOP	10yrs	38,000
Amro Albanna	12/31/2010	$ 0.14	ESOP	10yrs	133,000
Dale Hutchins	12/31/2010	$ 0.14	ESOP	10yrs	133,000
Albert Cervantes	12/31/2010	$ 0.14	ESOP	10yrs	133,000
Steve Abbott	12/31/2010	$ 0.14	ESOP	10yrs	133,000
Albert Cervantes	5/14/2009	$ 0.40	Wage Settlement	5 yr	29,051

Schedule adjusted for a 1 for 2 stock split dated November 3, 2011.